Exhibit 10.51

PROMISSORY NOTE

Principal $1,684,005.00	Loan Date 03-19-2012	Maturity 03-19-2017	Loan No 9207252-90	Call/Coll	Account	Officer ***	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***’’ has been omitted due to text length limitations.

Borrower:	SUPERIOR AUTO BODY AND PAINT, LLC 3978 WEST 12600 SOUTH RIVERTON, UT 84096	Lender:	Mountain America Credit Union SBA Department 7181 South Campus View Drive West Jordan, UT 84084

Principal Amount: $1,684,005.00	Initial Rate: 5.500%	Date of Note: March 19, 2012

PROMISE TO PAY. SUPERIOR AUTO BODY AND PAINT, LLC (“Borrower”) promises to pay to Mountain America Credit Union (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Million Six Hundred Eighty-four Thousand Five & 00/100 Dollars ($1,684,005.00), together with interest on the unpaid principal balance from March 19, 2012, until paid in full.

PAYMENT. Borrower will pay this loan in full immediately upon Lender’s demand. If no demand is made, subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 59 regular payments of $10,341.78 each and one irregular last payment estimated at $1,513,504.59. Borrower’s first payment is due April 19, 2012, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on March 19, 2017, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the 10 Year Treasury Note (the “Index”). The index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in Its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each 5 Years, Borrower understands that Lender may make loans based on other rates as well. The Index currently is 2.010% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 3.000 percentage points over the Index, rounded up to the nearest 0.125 percent, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.500%. NOTICE: Under no circumstances will the interest rate on this Note be less than 5.500% per annum or more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following; (A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (366 during leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether Voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, Including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Mountain America Credit Union, SBA Department, 7181 South Campus View Drive, West Jordan, UT 84084.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $15.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 18.000%. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation all reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Utah without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Utah.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Salt Lake County, State of Utah.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

STATUTORY LIEN. Borrower agrees that all loan advances under this Note are secured by all shares and deposits in all joint and individual accounts Borrower has with Lender now and in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to apply the balance in these accounts to pay any amounts due under this Note when Borrower is in default under this Note. Shares and deposits in an individual Retirement Account and any other account that would lose special tax treatment under state or federal law if given as security are not subject to the security interest Borrower has given in Borrower’s shares and deposits.

PROMISSORY NOTE
Loan No: 9207252-90	(Continued)	Page 2

ARBITRATION. Borrower and Lender agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of other party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or Imposition of a receiver; or exercising any rights rotating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Mountain America Credit Union, SBA Department, 7181 South Campus View Drive, West Jordan, UT 84084.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this and or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone, All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

SUPERIOR AUTO BODY AND PAINT, LLC

By:	/s/ JUSTIN R. VINCENT
JUSTIN R. VINCENT, Manager of SUPERIOR AUTO BODY AND PAINT, LLC

MEIER PROPERTIES, SERIES LLC, Member of SUPERIOR AUTO BODY AND PAINT, LLC

By:	/s/ ANNETTE D. MEIER
ANNETTE D. MEIER, Manager of MEIER PROPERTIES, SERIES LLC

LASER PRO Lending, Ver. 5,58,20,001 Copr. Harland Financial Solutions, Inc. 1997, 2012. All Rights Reserved. - UY Y:\HARLANDLP\CFI\LPL\DZD.FC TR-202 PR-7